TRUEBLUE REPORTS FIRST QUARTER 2025 RESULTS

TACOMA, WASH. - May 5, 2025 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2025.

First Quarter 2025 Financial Highlights

•Revenue of $370 million compared to $403 million in the prior year period
◦$11 million of inorganic revenue from the January 31st acquisition of HSP
•Net loss of $14 million compared to net loss of $2 million in the prior year period
◦SG&A expense improved by 12 percent to $95 million compared to $107 million in the prior year period
◦Adjusted EBITDA1 of -$4 million compared to -$3 million in the prior year period
◦No income tax benefit on U.S. operations due to the valuation allowance in effect compared to a $12 million benefit in the prior year period
•Cash of $23 million, debt of $58 million and $71 million of borrowing availability for total liquidity of $94 million at period end

Commentary

“While subdued market demand continued in the first quarter as expected, I am proud of the resilience and dedication shown by the TrueBlue team, delivering revenue results near the high-end of our outlook range,” said Taryn Owen, President and CEO of TrueBlue. “Evolving governmental policies have hindered business confidence and consequently continue to suppress the staffing industry. Our depth of expertise enables us to understand the unique challenges our clients face in times like these, and we continue to support them with innovative and flexible workforce solutions as they navigate an increasingly complex and unpredictable business landscape.”

“As we leverage our inherent strengths and comprehensive service offerings to meet the needs of the market today, we are also paving the path forward with our strategic priorities to capture market share and enhance our long-term profitability,” continued Ms. Owen. “We are building on our momentum from the past year, expanding in secular growth markets and high-value roles, including the healthcare space with the recent addition of HSP to the TrueBlue portfolio. We also continue to find new ways to optimize our business model and advance our digital transformation as we remain focused on top line growth and margin expansion.”

Results

First quarter revenue was $370 million, a decrease of 8 percent compared to revenue of $403 million in the first quarter of 2024. Net loss per diluted share was $0.48 compared to net loss per diluted share of $0.05 in the prior year period. Adjusted net loss1 per diluted share was $0.40 compared to adjusted net income per diluted share of $0.03 in the prior year period.

2025 Outlook

TrueBlue is providing certain forward-looking information to help investors form their estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2025 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, May 5, 2025.

The quarterly earnings presentation and webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is transforming the way organizations connect with talent in an ever-changing world of work. As The People Company®, we put people first – connecting job seekers with meaningful opportunities while delivering smart, scalable workforce solutions for enterprises across industries and worldwide. Powered by innovative technology and decades of expertise, our brands – PeopleReady, PeopleScout, Staff Management |

SMX, Centerline, SIMOS, and Healthcare Staffing Professionals – offer flexible staffing, workforce management, and recruitment solutions that propel businesses and careers. Discover how we’re shaping the future of work at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to attract and retain clients, (4) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (5) our ability to successfully execute on business strategies and further digitalize our business model, (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (9) our ability to successfully integrate acquired businesses, and (10) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended
(in thousands, except per share data)	Mar 30, 2025	Mar 31, 2024
Revenue from services	$370,254	$402,853
Cost of services	283,912	303,467
Gross profit	86,342	99,386
Selling, general and administrative expense	94,621	106,937
Depreciation and amortization	5,844	7,958
Loss from operations	(14,123)	(15,509)
Interest and other income (expense), net	193	1,599
Loss before tax expense (benefit)	(13,930)	(13,910)
Income tax expense (benefit)	418	(12,212)
Net loss	$(14,348)	$(1,698)

Net loss per common share:
Basic	$(0.48)	$(0.05)
Diluted	$(0.48)	$(0.05)

Weighted average shares outstanding:
Basic	29,698	31,102
Diluted	29,698	31,102

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 30, 2025	Dec 29, 2024
ASSETS
Cash and cash equivalents	$23,059	$22,536
Accounts receivable, net	219,056	214,704
Other current assets	38,932	39,853
Total current assets	281,047	277,093
Property and equipment, net	87,851	89,602
Restricted cash, cash equivalents and investments	170,208	179,916
Goodwill and intangible assets, net	62,673	30,406
Other assets, net	90,692	98,359
Total assets	$692,471	$675,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$38,026	$45,599
Accrued wages and benefits	66,339	61,380
Current portion of workers’ compensation claims reserve	31,397	34,729
Other current liabilities	20,562	18,417
Total current liabilities	156,324	160,125
Workers’ compensation claims reserve, less current portion	91,531	105,063
Long-term debt, less current portion	57,800	7,600
Other long-term liabilities	84,599	87,229
Total liabilities	390,254	360,017
Shareholders’ equity	302,217	315,359
Total liabilities and shareholders’ equity	$692,471	$675,376

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(in thousands)	Mar 30, 2025	Mar 31, 2024
Cash flows from operating activities:
Net loss	$(14,348)	$(1,698)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of services)	6,810	7,958
Provision for credit losses	250	370
Stock-based compensation	2,060	2,102
Deferred income taxes	—	(12,206)
Non-cash lease expense	2,753	3,036
Other operating activities	1,486	(2,980)
Changes in operating assets and liabilities:
Accounts receivable	9,133	8,292
Income taxes receivable and payable	373	975
Other assets	7,150	1,571
Accounts payable and other accrued expenses	(9,580)	(11,515)
Accrued wages and benefits	(5,418)	480
Workers’ compensation claims reserve	(16,865)	(8,669)
Operating lease liabilities	(3,035)	(3,204)
Other liabilities	(2,884)	1,249
Net cash used in operating activities	(22,115)	(14,239)
Cash flows from investing activities:
Capital expenditures	(4,680)	(7,375)
Acquisition of business, net of cash acquired	(30,044)	—
Proceeds from business divestiture, net	—	2,928
Purchases of restricted held-to-maturity investments	—	(10,180)
Maturities of restricted held-to-maturity investments	10,756	15,546
Net cash (used in) provided by investing activities	(23,968)	919
Cash flows from financing activities:
Purchases and retirement of common stock	—	(10,067)
Net proceeds from employee stock purchase plans	70	220
Common stock repurchases for taxes upon vesting of restricted stock	(895)	(2,012)
Net change in revolving credit facility	50,200	—
Other	(6)	(1,803)
Net cash provided by (used in) financing activities	49,369	(13,662)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(230)	(604)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	3,056	(27,586)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	61,100	99,306
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$64,156	$71,720

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 30, 2025	Mar 31, 2024
Revenue from services:
PeopleReady	$189,305	$222,661
PeopleManagement	135,532	133,860
PeopleSolutions (1)	45,417	46,332
Total company	$370,254	$402,853

Segment profit (loss)(2):
PeopleReady	$(2,974)	$(5,058)
PeopleManagement	2,894	2,751
PeopleSolutions	1,952	4,879
Total segment profit	1,872	2,572
Corporate unallocated expense	(5,794)	(6,052)
Total company Adjusted EBITDA (3)	(3,922)	(3,480)
Third-party processing fees for hiring tax credits (4)	(90)	(90)
Amortization of software as a service assets (5)	(1,093)	(1,343)
Acquisition/integration costs	(710)	—
PeopleReady technology upgrade costs (6)	—	(385)
COVID-19 government subsidies, net	—	(44)
Other adjustments, net (7)	(1,498)	(2,209)
EBITDA (2)	(7,313)	(7,551)
Depreciation and amortization (8)	(6,810)	(7,958)
Interest and other income (expense), net	193	1,599
Loss before tax (expense) benefit	(13,930)	(13,910)
Income tax (expense) benefit	(418)	12,212
Net loss	$(14,348)	$(1,698)
(1)PeopleSolutions segment includes previously reported PeopleScout segment as well as Healthcare Staffing Professionals Inc. acquired on January 31, 2025.
(2)We evaluate performance based on segment revenue and segment profit (loss). Segment profit (loss) includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(3)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.
(6)Costs associated with upgrading legacy PeopleReady technology.
(7)Other adjustments for the 13 weeks ended March 30, 2025 and March 31, 2024 primarily include workforce reduction costs of $1.4 million ($0.1 million in cost of services and $1.3 million in selling, general and administrative expense) and $1.9 million ($0.1 million in cost of services and $1.8 million in selling, general and administrative expense), respectively.
(8)Includes software depreciation reported in cost of services.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–gain on divestiture,
–amortization of intangibles,
–acquisition/integration costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense (benefit),
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Mar 30, 2025	Mar 31, 2024
Net loss	$(14,348)	$(1,698)
Gain on divestiture	—	(745)
Amortization of intangible assets	401	1,521
Acquisition/integration costs	710	—
PeopleReady technology upgrade costs (1)	—	385
COVID-19 government subsidies, net	—	44
Other adjustments, net (2)	1,498	2,209
Tax effect of adjustments and deferred tax asset valuation allowance (3)	—	(888)
Adjusted net income (loss)	$(11,739)	$828

Adjusted net income (loss) per diluted share	$(0.40)	$0.03

Diluted weighted average shares outstanding	29,698	31,380

Margin / % of revenue:
Net loss	(3.9)%	(0.4)%
Adjusted net income (loss)	(3.2)%	0.2%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 30, 2025	Mar 31, 2024
Net loss	$(14,348)	$(1,698)
Income tax expense (benefit)	418	(12,212)
Interest and other (income) expense, net	(193)	(1,599)
Depreciation and amortization (4)	6,810	7,958
EBITDA	(7,313)	(7,551)
Third-party processing fees for hiring tax credits (5)	90	90
Amortization of software as a service assets (6)	1,093	1,343
Acquisition/integration costs	710	—
PeopleReady technology upgrade costs (1)	—	385
COVID-19 government subsidies, net	—	44
Other adjustments, net (2)	1,498	2,209
Adjusted EBITDA	$(3,922)	$(3,480)

Margin / % of revenue:
Net loss	(3.9)%	(0.4)%
Adjusted EBITDA	(1.1)%	(0.9)%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Mar 30, 2025	Mar 31, 2024
Selling, general and administrative expense	$94,621	$106,937
Third-party processing fees for hiring tax credits (5)	(90)	(90)
Amortization of software as a service assets (6)	(1,093)	(1,343)
Acquisition/integration costs	(710)	—
PeopleReady technology upgrade costs (1)	—	(385)
COVID-19 government subsidies, net	—	(44)
Other adjustments, net (2)	(1,395)	(2,113)
Adjusted SG&A expense	$91,333	$102,962

% of revenue:
Selling, general and administrative expense	25.6%	26.5%
Adjusted SG&A expense	24.7%	25.6%
(1)Costs associated with upgrading legacy PeopleReady technology.
(2)Other adjustments for the 13 weeks ended March 30, 2025 and March 31, 2024 primarily include workforce reduction costs of $1.4 million ($0.1 million in cost of services and $1.3 million in selling, general and administrative expense) and $1.9 million ($0.1 million in cost of services and $1.8 million in selling, general and administrative expense), respectively.
(3)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. For the 13 weeks ended March 30, 2025, there was no tax effect associated with the adjustments due to the valuation allowance recorded against our deferred tax assets.
(4)Includes software depreciation reported in cost of services.
(5)These third-party processing fees are associated with generating hiring tax credits.
(6)Amortization of software as a service assets is reported in selling, general and administrative expense.